UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2009

HARLEYSVILLE NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15237	23-2210237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

483 Main Street, Harleysville, PA	19438
(Address of principal executive offices)	(Zip Code)

215-256-8851

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On December 4, 2009, and effective December 5, 2009, Harleysville Management Services, LLC (“HMS”), a subsidiary of Harleysville National Corporation, amended the employment agreement of Donna Coughey, Executive Vice President of Harleysville National Corporation and Harleysville National Bank. On May 20, 2008, Ms. Coughey entered into a one year employment agreement with HMS effective December 5, 2008. The amended employment agreement provides for the continued employment of Ms. Coughey for up to six months after December 5, 2009. All provisions of the employment agreement dated May 20, 2008 and effective December 5, 2008 not specifically modified or amended by the amended employment agreement shall remain in force and continue pursuant to their terms.

A copy of Ms. Coughey’s amendment to her employment agreement is attached hereto as Exhibit 99.1 and her original employment agreement is attached as Exhibit 99.2 and made part hereof.

Item 9.01.	Financial Statements and Exhibits

(a)           Financial Statements and Exhibits

None.

(b)           Pro Forma Financial Information

None.

(c)           Shell Company Transactions.

Not applicable.

(d)           Exhibits.

Exhibit Number	Description
99.1	Amendment to Employment Agreement between Harleysville Management Services, LLC and Donna M. Coughey, dated December 4, 2009 and effective December 5, 2009.
99.2	Employment Agreement between Harleysville Management Services, LLC and Donna M. Coughey, dated May 20, 2008 and effective December 5, 2008 (incorporated by reference to Registrant’s current report on Form 8-K as filed with the Commission on December 5, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

HARLEYSVILLE NATIONAL CORPORATION
(Registrant)

Dated: December 9, 2009	/s/ George S. Rapp
George S. Rapp
Executive Vice President, and
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Amendment to Employment Agreement between Harleysville Management Services, LLC and Donna M. Coughey, dated December 4, 2009 and effective December 5, 2009.
99.2	Employment Agreement between Harleysville Management Services, LLC and Donna M. Coughey, dated May 20, 2008 and effective December 5, 2008 (incorporated by reference to Registrant’s current report on Form 8-K as filed with the Commission on December 5, 2008).